Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-230005) pertaining to the Marriott International, Inc. Executive Deferred Compensation Plan;
(2)Registration Statement (Form S-8 No. 333-266458) pertaining to the Marriott International, Inc. Employee Stock Purchase Plan;
(3)Registration Statement (Form S-8 No. 333-271964) pertaining to the 2023 Marriott International, Inc. Stock and Cash Incentive Plan;
(4)Registration Statement (Form S-8 No. 333-161194) pertaining to the Marriott International, Inc. Stock and Cash Incentive Plan, as amended;
(5)Registration Statement (Form S-3 ASR No. 333-253260) of Marriott International, Inc.;
(6)Registration Statement (Form S-8 Nos. 333-269762, 333-262744, 333-253252, and 333-236688) pertaining to the Marriott Retirement Savings Plan; and
(7)Registration Statement (Form S-8 No. 333-249913) pertaining to the Marriott International, Inc. Puerto Rico Retirement Plan and San Juan Marriott Resort & Stellaris Casino Employee Retirement Plan.

of our reports dated February 13, 2024, with respect to the consolidated financial statements of Marriott International, Inc., and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in this Annual Report (Form 10-K) of Marriott International, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia
February 13, 2024